Exhibit 10.5

AMENDMENT NO. 1

TO MANAGEMENT SERVICES AGREEMENT

This AMENDMENT NO. 1 TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”), dated as of March 30, 2023, is entered into by and between 1847 Asien Inc., a Delaware corporation (the “Company”), and 1847 PARTNERS LLC, a Delaware limited liability company (the “Manager”).

RECITALS

A. The Company and the Manager have previously entered into that certain Management Services Agreement, dated May 28, 2020 (the “MSA”).

B. The Company and the Manager desire to amend the MSA as set forth herein effective as of the date first listed above.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments.

(i) Section 8.2 of the MSA is amended and restated in its entirety to read as follows:

“Section 8.2 Removal of the Manager

The Manager may be removed by the Company at any time upon sixty (60) days’ prior written notice to the Manager, which right shall not be contingent upon the finding of a replacement manager, subject to the payment of a Termination Fee, as defined in Section 8.5 below.”

(ii) Section 8.5 of the MSA is amended and restated in its entirety to read as follows:

“Section 8.5 Payments Upon Termination

(a) Notwithstanding anything in this Agreement to the contrary, the fees, costs and expenses payable to the Manager pursuant to Article VII hereof shall be payable to the Manager upon, and with respect to, the termination of this Agreement pursuant to this Article VIII. All payments made pursuant to this Section 8.5 shall be made in accordance with Article VII hereto.

(b) In the event that the Manager resigns in accordance with Section 8.1, the Company shall pay the accrued Management Fees and all costs and expenses of the Company that are incurred by the Manager, through the date of effectiveness of such resignation, payable on the effective date of the Manager’s resignation.

(c) In the event that the Manager is removed in accordance with Section 8.2, or this Agreement is otherwise terminated by the Company, the Company shall pay a termination fee to the Manager that is equal to three times (3x) the then current maximum annual Management Fee payable to the Manager hereunder (the “Termination Fee”) and all costs and expenses of the Company that are incurred by the Manager. Such Termination Fee and related costs and expenses are due and payable in full on the effective date of such removal or such termination. Any payments made pursuant to this Section 8.5 shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager.”

2. Effective Time of Amendment; Effect of Amendment. This Amendment is effective upon the date hereof. Except as amended as set forth above, the MSA shall continue in full force and effect. In the event of a conflict between the provisions of this Amendment and the MSA, this Amendment shall prevail and govern.

3. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. Governing Law. This Amendment shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

1847 Asien INC.

By:	/s/ Robert Patterson
Name:	Robert Patterson
Title:	Chief Executive Officer

1847 PARTNERS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Manager